AMENDMENT NO. 5

TO

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This AMENDMENT NO. 5 TO GLOBAL SECURITIES LENDING AGENCY AGREEMENT, dated as of May 26, 2026 is made between CITIBANK, N.A., a national banking organization (the “Agent”) and VICTORY PORTFOLIOS, VICTORY VARIABLE INSUR- ANCE FUNDS AND VICTORY PORTFOLIOS II (EACH A “Fund”), ON BEHALF OF THEIR RESPECTIVE SERIES PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY (“Lender”).

WHERAS, Agent and Lender are parties to the Global Securities Lending Agency Agree- ment dated as of November 30, 2021 (as amended from time to time, the “GSLAA”).

WHEREAS, the parties wish to update the list of Lenders to comprehensively reflect the current list of Lenders, including joining additional Lenders to the GSLAA.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agree- ments herein set forth, the parties hereto agree as follows:

1.Termination of GSLAA with respect to VVIF

(a)VVIF represents that as of the date of this Amendment, all of its series portfolios that are party to the GSLAA have been liquidated in accordance with Applicable Law (as that term is defined in the GSLAA).

(b)In accordance with Section 16(a) (Termination) of the GSLAA, VVIF hereby ter- minates the GSLAA with respect to itself and its now-liquidated series portfolios.

(c)Beginning on the day that is 15 calendar days after the date of this Amendment,

(i) Agent will have no future rights, future obligations, and future liability under the GSLAA against VVIF or its series portfolios except as provided in Section 16(b) of the GSLAA, and (ii) VVIF or its series portfolios will have no future rights, future obligations or future liability under the GSLAA against Agent except as provided in Section 16(b) of the GSLAA.

(d)Beginning on the day that is 15 calendar days after the date of this Amendment VVIF and its series portfolios is no longer party to the GSLAA.

2.Exhibit A

GSLAA Exhibit A is hereby deleted in its entirety and replaced with the revised Exhibit A dated as of May 26, 2026, attached hereto. Newly joined Lenders are indicated by a “*” after their names.

Each additional Lender and Fund shall comply with the terms of the GSLAA and hereby makes the representations contained in it.

3.Miscellaneous

(a)This Amendment is governed by the laws of the State of New York (without giv- ing effect to its conflict of laws principles).

(b)Except as amended hereby, the GSLAA shall remain in full force and effect with respect to (i) Agent and (ii) Victory Portfolio on behalf of its respective series portfolios, individ- ually and not jointly, and (iii) Victory Portfolios II on behalf of its respective series portfolios, individually and not jointly.

(c)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which together constitutes one and the same instrument.

(d)GSLAA section 17 (Miscellaneous) is incorporated herein as if fully set forth in this section 3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first written above.

CITIBANK, N.A., AGENT	VICTORY PORTFOLIOS, VICTORY VARIA-
BLE INSURANCE FUNDS AND VICTORY
PORTFOLIOS II (EACH A “FUND”), ON BE-
HALF OF THEIR RESPECTIVE SERIES
PORTFOLIOS, INDIVIDUALLY AND NOT
JOINTLY (“LENDER”)
By: /s/ Thomas Hoang	By: /s/ Thomas Dusenberry
Name: Thomas Hoang	Name: Thomas Dusenberry
Title: Authorized Officer	Title: President

Exhibit A to GSLAA Revised as of May 26, 2026

Between CITIBANK, N.A., as the Agent

and each Lender, identified below

Fund Name	GFCID	LEI	TAX ID
Victory Portfolios
Victory Diversified Stock Fund	1007351743	549300CFL88LDPQO6O73	31-6364605
Victory Floating Rate Fund	1015835121	5493006V5CZZVATH3R53	27-1249817
Victory Global Energy Transition Fund	1012672868	549300X50UTTG6F4HI95	94-6688562
Victory High Yield Fund	1017419591	549300YO611MKRHL4648	13-3998112
Victory Fund for Income	1003026252	549300Q6NPQ3FQP3QL05	91-1366243
Victory Investment Grade Convertible Fund	1015123555	549300ZE7EDX9F7SCK90	13-3447652
Victory Low Duration Bond Fund	1017419583	549300C633ZPXTKF0S40	03-0522052
Victory Integrity Discovery Fund	1019631792	549300EIYA36GFL6E746	38-3309462
Victory Integrity Mid-Cap Value Fund	1013390319	549300RKLZH9RUSBXP40	37-1641048
Victory Integrity Small-Cap Value Fund	1019631806	5493000LV00VJ8XBPX24	38-3309464
Victory Integrity Small/Mid-Cap Value Fund	1019824418	549300BZ2CQ68TGCQK29	36-4702345
Victory Munder Mid-Cap Core Growth Fund	1019631814	549300T8YEUSUURLI085	04-3424166
Victory Munder Multi-Cap Fund	1019631822	549300U0TGCDD030GT65	38-3307057
Victory RS Global Fund	1017635766	549300I1FYJXRJXD4J54	27-7094133
Victory RS Growth Fund	1017442321	549300TKK08I87NY8R77	94-6649069
Victory RS International Fund	1017635782	549300JEPV6NYZT1OP94	13-3693830
Victory RS Investors Fund	1017966525	549300GPW0YP6P6L5K67	16-1730794
Victory RS Large Cap Alpha Fund	1022528188	549300KHCTM3U5X5J271	13-2656035
Victory RS Mid Cap Growth Fund	1020723587	54930021JIMQW21CEP55	94-3225963
Victory RS Partners Fund	1020085343	549300GYG26BSOTCMW34	94-3221209
Victory RS Science and Technology Fund	1017442305	549300YNZR8S7NDWVW17	94-6688563
Victory RS Select Growth Fund	1017442313	5493003JYMDQO1EKTQ65	94-3248659
Victory RS Small Cap Growth Fund	1019464322	549300S05EC1NNU8DB97	94-6602835
Victory RS Value Fund	1022528218	5493003VFQCJZ7D2E402	94-3174915
Victory S&P 500 Index Fund	1019631733	5493003FYR9UIIV6R751	04-3135674
Victory Sycamore Established Value Fund	1005128486	5493008YBYIRYKBV5463	31-6244473
Victory Sycamore Small Company Opportunity Fund	1016366524	5493000P7VZ2LJL8MG81	31-1387259
Victory Trivalent Emerging Markets Small-Cap Fund*	1040410011	254900GY7Q03JZLUXY70	41-4729365
Victory Trivalent International Fund-Core Equity	1019631768	549300ZTXG8QP2J0Y703	74-3225979
Victory Trivalent International Small-Cap Fund	1019631725	549300SB9TZ2GU9C2Q92	74-3225981
Victory Portfolios II - Mutual Funds
Victory Market Neutral Income Fund	1019750511	549300K0CUZCEEMBX789	46-0702582
Victory Portfolios II - ETFs
VictoryShares Core Intermediate Bond ETF	1030101096	549300E79RSORMCGYT11	82-1887709
VictoryShares Core Plus Bond ETF	1034187076	549300H4LTQRRZ6YWC27	87-2015212
VictoryShares Corporate Bond ETF	1034187084	549300KWMTK88G1WP504	87-2025970
VictoryShares Dividend Accelerator ETF	1024079208	5493006Y0YRJCU9TI370	81-5424728
VictoryShares Emerging Markets Value Momentum ETF	1030101185	549300KFJKPEO1ORBS50	82-1870398
VictoryShares Free Cash Flow ETF	1036899936	5493000FVGQ9SU6HI752	92-3622890
VictoryShares Free Cash Flow Growth ETF	1038626627	25490023YCO3N5PNV908	99-5017519
VictoryShares International Free Cash Flow ETF	1039144065	254900RL22F8ZCNOZE73	33-4315324
VictoryShares International Free Cash Flow Growth ETF	1039143999	2549000ACBRB8324FH18	33-4340107
VictoryShares International Value Momentum ETF	1030101169	54930087CRYWYWVYGD14	82-1864993

Fund Name	GFCID	LEI	TAX ID
VictoryShares Pioneer Active Credit ETF*	1040410062	254900NL38IOJ39ZWJ58	41-4762565
VictoryShares Pioneer Asset-Based Income ETF	1039144014	25490037MHD4381Z8M37	33-4365893
VictoryShares Pioneer Equity Premium Income ETF*	1040401519	254900U5OBZ0GUZDCU95	41-4697561
VictoryShares Pioneer Mortgage-Backed Securities ETF*	1040410046	254900TB8529X5WZE264	41-4794884
VictoryShares Short-Term Bond ETF	1030101088	549300I98QP59UGN5H87	82-6330346
VictoryShares Small Cap Free Cash Flow ETF	1036899952	254900PHKM6UI5AF4K73	92-3631995
VictoryShares US 500 Enhanced Volatility Wtd ETF	1022560596	549300Q6CRVFDKHYIW55	46-5071922
VictoryShares US 500 Volatility Wtd ETF	1022560952	549300N0220QBME2UW10	46-5071807
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	1022561088	549300DSJ7VCXV0QYG22	46-5079364
VictoryShares US Large Cap High Div Volatility Wtd ETF	1022561126	549300RS1Y46ILB96P77	47-4202515
VictoryShares US Multi-Factor Minimum Volatility ETF	1025197638	5493004HRSYZ4WW5CD82	81-5407028
VictoryShares US Small Cap High Div Volatility Wtd ETF	1022560979	549300GMUN0Q3JBDN646	47-4153266
VictoryShares US Small Mid Cap Value Momentum ETF	1030101134	549300DR31EXT2WMIN31	82-1840294
VictoryShares US Value Momentum ETF	1030101118	5493006WYTPO22TMZG75	82-1829544
VictoryShares WestEnd Dynamic Equity ETF*	1038200867	254900OV40HK89C45A34	99-2902049
VictoryShares WestEnd Global Equity ETF	1038103225	2549005Q06VLS7N9P697	99-2298614
VictoryShares WestEnd U.S. Sector ETF	1035931089	549300BTZUOYLIN1TC42	88-3527054

*Pending Launch